Exhibit 77D: Policies with respect to security investments

Morgan Stanley Institutional Fund, Inc. - International
Small Cap Portfolio

The International Small Cap Portfolio made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange
Commission on August 8, 2012 (accession number
0001104659-12-055612) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. - Total Emerging
Markets Portfolio

The Total Emerging Markets Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on September 6, 2012 (accession number 0001104659-12-06195) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. -Emerging
Markets External Debt Portfolio

The Emerging Markets External Debt Portfolio made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on September 6, 2012 (accession number 0001104659-12-06195) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc.

Morgan Stanley Institutional Fund, Inc. made those changes to its investment strategies described in the supplement to its Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on October 1, 2012 (accession number 0001104659-12-
066762) and incorporated by reference herein.